                                                                   EXHIBIT 10.14

                           LEASE FOR CORPORATE OFFICES

                   DATE OF LEASE EXECUTION: DECEMBER 19, 1994
                          (To be Completed by Landlord)
                                    ARTICLE I
                                 REFERENCE DATA

1.1      SUBJECTS REFERRED TO:
      Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1:
LANDLORD:                   SUN LIFE ASSURANCE COMPANY OF CANADA (US)

MANAGING AGENT:             SPAULDING AND SLYE SERVICES LIMITED PARTNERSHIP

LANDLORD'S & MANAGING AGENT'S ADDRESS:
                             c/o Spaulding and Slye Services Limited partnership
                                   25 Burlington Mall Road
                                   Burlington, MA 01803
                                   Attention:  Treasurer
LANDLORD'S REPRESENTATIVE:  ANNE E. CANNIFF
TENANT:                     NASHUA CORPORATION
TENANT'S ADDRESS (For Notice and Billing): 11 TRAFALGAR SQUARE, NASHUA, NH 03061

TENANT REPRESENTATIVE:      COUNSEL, NASHUA CORPORATION/cc WALTER REMEIS

BUILDING ADDRESS:           11 TRAFALGAR SQUARE, NASHUA, NEW HAMPSHIRE

RENTABLE FLOOR AREA OF TENANT'S SPACE: 17,102 Square Feet (r.s.f.) approximately

TOTAL RENTABLE FLOOR AREA OF THE BUILDING:  32,923 Square Feet (r.s.f.) approx.

TENANT'S DESIGN COMPLETION DATA:    21 DAYS AFTER LEASE EXECUTION

SCHEDULED TERM COMMENCEMENT DATE:   MAY 15, 1995

TERM EXPIRATION DATE:       MAY 30, 2005     APPROXIMATE TERM:  TEN (10) YEARS

ANNUAL BASE RENT:           $13.00*  Per Rentable Square Foot (p.r.s.f.)

ANNUAL ESTIMATED OPERATING COSTS:    **

ANNUAL ESTIMATED ELECTRICAL COST TO TENANT'S SPACE (included in Annual Rent):N/A

ANNUAL RENT:  $222,326 (Subject to an Annual Adjustment as provided in
Article IV, as adjusted per Exhibit B, Rider to Lease), computed as follows:
ANNUAL RENT: $13.00 Annual Base Rent (p.r.s.f.) + **$ Annual Estimated Operating Costs (p.r.s.f) + $N/A Annual Estimated Electrical Costs to Tenant's Space (p.r.s.f) + N/A Other (p.r.s.f.) = $13.00 Total Rate (p.r.s.f) X 17,102 rentable square feet = $222,326 Annual Rent ($18,527.17 per month, subject to Adjustment per Exhibit B, Item 1.)

FIRST FISCAL YEAR FOR TENANT'S PAYING OPERATING COST ESCALATION:
YEAR ENDING: 12/31/96

SECURITY DEPOSIT:           N/A                      GUARANTOR:  N/A

TENANT IMPROVEMENT REIMBURSEMENT TO LANDLORD: ALL CONSTRUCTION COSTS (IF ANY) ABOVE THE $342,040 TENANT ALLOWANCE AMOUNT.

TENANT ALLOWANCE:    $342,040 ($20.00PRSF)
ARCHITECTURAL SERVICES:    Landlord will reimburse Tenant up to $38,000 for
                           Architectural Services.

PERMITTED USES:             GENERAL OFFICE USE

PUBLIC LIABILITY INSURANCE: BODILY INJURY: $2,000,000 PROPERTY DAMAGE:
$1,000,000

* ANNUAL BASE RENT EQUALS $13.00 P.R.S.F. WHICH INCLUDES THE ANNUAL OPERATING COSTS IN THE BASE YEAR PER EXHIBIT B, ITEM 2.
** SEE EXHIBIT B, RIDER TO LEASE, ITEM 2.

--------------------------------------------------------------------------------

1.2      EXHIBITS
         The Exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as part of this Lease:
         Exhibit A    -    Plan showing Tenant's Space.
         Exhibit B    -    Riders (if applicable).
         Exhibit C    -    Specifications of Leasehold Improvements and Tenant
                           Layout (if applicable).
         Exhibit D    -    Landlord's Services.
         Exhibit E    -    Rules and Regulations.

1.3                 TABLE OF CONTENTS                                       PAGE

ARTICLE II
                    PREMISES AND TERM                                        5
                    2.1      PREMISES                                        5
                    2.2      TERM                                            5
ARTICLE III
                    CONSTRUCTION                                             5
                    3.1      INITIAL CONSTRUCTION                            5
                    3.2      PREPARATION OF PREMISES FOR OCCUPANCY           6
                    3.3      GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION   7
                    3.4      REPRESENTATIVES                                 7
ARTICLE IV
                    RENT                                                     7
                    4.1      RENT                                            7
                    4.2      OPERATING COSTS: ESCALATION                     7
                    4.3      ESTIMATED ESCALATION PAYMENTS                   9
                    4.4      CHANGE OF FISCAL YEAR                           9
                    4.5      PAYMENTS                                        9
ARTICLE V
                    LANDLORD'S COVENANTS                                    10
                    5.1      LANDLORD'S COVENANTS DURING THE TERM           10
                    5.1.1    Building Services                              10
                    5.1.2    Additional Building Services                   10
                    5.1.3    Repairs                                        10
                    5.1.4    Quiet Enjoyment                                10
                    5.1.5    Insurance                                      10
                    5.1.6    Landlord's Indemnification Obligation          10
                    5.2      INTERRUPTIONS                                  10
ARTICLE VI
                    TENANT'S COVENANTS                                      11
                    6.1      TENANT'S COVENANTS DURING THE TERM             11
                    6.1.1    Tenant's Payments                              11
                    6.1.2    Repairs and Yielding Up                        11
                    6.1.3    Occupancy and Use                              11
                    6.1.4    Rules and Regulations                          12
                    6.1.5    Safety Appliances                              12
                    6.1.6    Assignment and Subletting                      12
                    6.1.7    Indemnity                                      12
                    6.1.7    Tenant's Indemnification Obligation            12
                    6.1.8    Tenant's Liability Insurance                   13
                    6.1.9    Tenant's Worker's Compensation Insurance       13
                    6.1.10   Landlord's Right of Entry                      13
                    6.1.11   Loading                                        13
                    6.1.12   Landlord's Costs                               13
                    6.1.13   Tenant's Property                              13
                    6.1.14   Labor or Materialmen's Liens                   13
                    6.1.15   Changes or Additions                           14
                    6.1.16   Holdover                                       14
ARTICLE VII
                    CASUALTY AND TAKING                                     14
                    7.1      CASUALTY AND TAKING                            14
                    7.2      RESERVATION OF AWARD                           14

ARTICLE VIII
                    RIGHTS OF MORTGAGEE                                     15
                    8.1      PRIORITY OF LEASE                              15
                    8.2      MORTGAGEE PROTECTION CLAUSE                    15
ARTICLE IX
                    DEFAULT                                                 15
                    9.1      EVENTS OF DEFAULT                              15
                    9.2      TENANT'S OBLIGATIONS AFTER TERMINATION         16
ARTICLE X
                    MISCELLANEOUS                                           16
                    10.1     NOTICE OF LEASE                                16
                    10.2     [Section Omitted]
                    10.3     NOTICES FROM ONE PARTY TO THE OTHER            17
                    10.4     BIND AND INURE                                 17
                    10.5     NO SURRENDER                                   17
                    10.6     NO WAIVER, ETC.                                17
                    10.7     NO ACCORD AND SATISFACTION                     17
                    10.8     CUMULATIVE REMEDIES                            17
                    10.9     LANDLORD'S RIGHT TO CURE                       18
                    10.10    ESTOPPEL CERTIFICATE                           18
                    10.11    WAIVER OF SUBROGATION                          18
                    10.12    ACTS OF GOD                                    18
                    10.13    BROKERAGE                                      18
                    10.14    SUBMISSION NOT AN OFFER                        18
                    10.15    APPLICABLE LAW AND CONSTRUCTION                18

ARTICLE XI          [Article Omitted]

ARTICLE XII
                    APPROVALS                                               19

                                   ARTICLE II
                                PREMISES AND TERM

2.1      PREMISES.

     Subject to and with the benefit of the provisions of this Lease, Landlord hereby leases to Tenant, and Tenant leases from Landlord, Tenant's Space in the Building, excluding exterior faces of exterior walls, the common facilities area and building service fixtures and equipment serving exclusively or in common other parts of the Building. Tenant's Space, with such exclusions, is hereinafter referred to as the "Premises".

     Tenant shall have, as appurtenant to the Premises, the right to use in common with others entitled thereto: (a) the common facilities included in the Building or on the Lot, including 55 parking spaces included in the parking facility, and in the location from time to time designated by Landlord, and (b) the building service fixtures and equipment serving the Premises.

     Landlord reserves the right from time to time at reasonable times, on reasonable notice, and without unreasonable interference with Tenant's use, (a) to install, repair, replace, use, maintain and relocate for service to the Premises and to other parts of the Building or either, building service fixtures and equipment wherever located in the Building and (b) to alter or relocate any common facilities, it being understood that if any parking spaces are provided, the same may be relocated on or off the Lot from time to time by Landlord, provided that in all events substitutions are substantially equivalent.

2.2   TERM.

     To have and to hold for a period (the "Term") commencing on the earliest of
(a) if Landlord is not obligated to perform construction work, on the Scheduled term Commencement Date, or (b) if Landlord is obligated to perform construction work pursuant to Exhibit C, on the date on which the Premises are deemed ready for occupancy as provided in Section 3.2, and (c) in all events, the date on which Tenant occupies all or any part of the Premises for its normal business operations (whichever of said dates is appropriate being hereafter referred to as the "Commencement Date"), and continuing until the Term Expiration Date, unless sooner terminated as provided in Section 3.2 or 7.1 or in Article IX. Landlord and Tenant will execute, upon request of either, a certificate acknowledging the Commencement Date of this Lease once such commencement date has occurred.

                                   ARTICLE III
                                  CONSTRUCTION

3.1      INITIAL CONSTRUCTION.

     On or before Tenant's Design Completion Date, if such date is indicated in
Section 1.1, Tenant shall provide to Landlord for approval complete sets of construction drawings and specifications (the "Complete Plans") prepared at Tenant's expense by Fuller Associates, including but not limited to:

a.       Dimensioned Partition Plans
b.       Dimensioned Electrical and Telephone Outlet Plans
c.       Reflected Ceiling Plans
d.       Door and Hardware Schedules
e.       Room Finish Schedules including wall, carpet and floor tile colors
f.       Electrical, mechanical and structural engineering plans
g. All necessary construction details and specifications for work not specified in Exhibit C.

     Landlord shall approve or disapprove the Complete Plans within five business days of receipt, provided that any disapproval shall be accompanied by a detailed explanation of such disapproval.

     Landlord shall reimburse Tenant for architectural services expenses incurred by Tenant within fifteen days of Tenant's submission to Landlord of an invoice for same, provided that such reimbursement shall not exceed $38,000.00 and the Lease has been fully executed.

     All of Tenant's construction, installation of furnishings, and later changes or additions shall be coordinated with any work being performed by Landlord in such manner as to maintain harmonious labor relations and not to damage the Building or Lot or unreasonably interfere with Building operations. Except for installation of furnishings and the installation of telephone outlets which must be performed by a local telephone company at Tenant's direction and expense, all work described in the Complete Plans (the "Leasehold Improvements") shall be performed by Landlord's general contractor, to be selected pursuant to Exhibit B.

     Tenant shall pay to Landlord as additional rent a sum equal to all construction costs incurred by Landlord on account of the Leasehold Improvements (excluding, however, the Tenant Allowance of $342,040, but including in the costs so incurred the cost to Landlord of Landlord's Contractor's overhead and profit equal to 15% of the costs of work not covered by the Tenant Allowance), hereinafter called "Tenant Improvement Reimbursement to Landlord" or "TIR". Tenant shall pay to Landlord fifty percent (50%) of the TIR prior to Landlord's commencement of construction of the Leasehold Improvements, and thereafter as construction of the Leasehold Improvements progresses, on submission by Landlord to Tenant of a statement on or about the first day of each month showing construction and design costs incurred for agreed upon Leasehold Improvements. Such statements shall be accompanied by a certificate of Landlord's Contractor and subcontractors that all payments then due to laborers, materialmen and subcontractors have been made, less the aggregate amount of prior monthly progress payments made by Tenant. On the earlier of occupancy or the Commencement Date, Tenant shall pay to Landlord a sum equal to the unpaid balance of TIR. In addition to paying TIR as above provided, Tenant shall pay an amount equal to all costs incurred by Landlord as a result of any change orders signed by Tenant and Landlord affecting the Complete Plans, including the cost to Landlord of Landlord's Contractor's overhead and profit equal to 15% of those costs exclusive of overhead and profit. Amounts due and payable on account of such change orders shall be included in the monthly statements relating to TIR provided for above, and Tenant shall pay therefore in accordance with each such statement within thirty (30) days, and in all events by the Commencement Date.

     Landlord will not approve any construction, alterations, or additions requiring unusual expense to readapt the Premises to normal office use on lease termination or increasing the cost of construction, insurance or taxes on the Building or of Landlord's services called for by Section 5.1 unless Tenant first gives assurances acceptable to Landlord that such readaptation will be made prior to such termination without expense to Landlord and makes provisions acceptable to Landlord for payment of such increased cost. Landlord will also disapprove any alterations or additions requested by Tenant which will unreasonably delay completion of the Premises or the Building. All mechanical, structural, partition, finishes, and hardware changes and additions shall be part of the Building except such items as by writing at the time of approval the parties agree either shall be removed by Tenant on termination of this Lease, or shall be removed or left at Tenant's election. Landlord has given preliminary approval to Tenant's Leasehold Improvements in accordance with the Preliminary Furniture Layout dated November 8, 1994, as prepared by Fuller Associates, subject to final approval of the Complete Plans.

3.2      PREPARATION OF PREMISES FOR OCCUPANCY.

     If Landlord is obligated to perform construction work pursuant to Exhibit C, Landlord agrees to use reasonable efforts to have the Premises ready for occupancy on or before the Scheduled Term Commencement Date, which shall, however, be extended for a period equal to that of any delays due to governmental regulations, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes beyond Landlord's reasonable control. The Premises shall be deemed ready for occupancy on the date on which the Leasehold Improvements, as specified in Exhibit C and in the Complete Plans, are ready for occupancy as certified by Landlord with the exception of minor items which can be fully completed without material interference with Tenant and other items which because of the season or weather or the nature of the item are not practicable to do at the time, provided that none of said items is necessary to make the Premises tenantable for the Permitted Uses; provided, however, that if Landlord is unable to complete construction due to delay in Tenant's compliance with the provisions of Section
3.1 of this Lease, then the Premises shall be deemed ready for occupancy no later than the Scheduled Term Commencement Date.

     Landlord shall permit Tenant upon prior written notice 24 hour per day access for installing equipment and furnishings in the Premises prior to the Term if it can be done without material interference with completion of the Building or remaining portions of the Leasehold Improvements.

     In the event of Tenant's failure by more than fourteen (14) days to comply with the provisions of Section 3.1 to submit information or to deliver construction drawings and specifications which meet Landlord's approval, Landlord may, at Landlord's option, exercisable by notice to Tenant, either (a) terminate this Lease on the date specified in said notice to Tenant, and upon such termination Landlord shall have all the rights provided in Article IX of this Lease in the event of Tenant's default or (b) assess Tenant liquidated damages in an amount equal to the Annual Rent divided by 365 for each day such failure continues, which damages shall be paid to Landlord on the Commencement Date. Notwithstanding the foregoing provisions, if the Premises are not deemed ready for occupancy within 120 days after the Scheduled Term Commencement Date for whatever reason, other than Tenant's default, Tenant may elect to cancel this Lease at any time thereafter while the Premises are not deemed ready for occupancy by giving notice to Landlord of such cancellation which shall be effective when given, and Landlord shall immediately refund all TIR paid it being understood that said election and payment shall be Tenant's sole remedy at law or in equity for Landlord's failure to have the Premises ready for occupancy.

3.3      GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION.

     All construction work required or permitted by this Lease, whether by Landlord or by Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building. Either party may inspect the work of the other at reasonable times and promptly shall give notice of observed defects. Landlord's obligations under Section 3.1 shall be deemed to have been performed when Tenant commences to occupy any portion of the Premises for the Permitted Uses except for items which are incomplete or do not conform with the requirements of Section 3.1 and as to which Tenant shall in either case have given written notice to Landlord prior to such commencement and items which are not reasonably capable of discovery through normal observation of the Premises, provided Tenant notifies Landlord of said discrepancies within six (6) months of occupancy. If Tenant shall not have commenced to occupy the Premises for the Permitted Uses within 30 days after they are deemed ready for occupancy as provided in Section 3.2, a certificate of completion by the Landlord shall be conclusive evidence that Landlord has performed all such obligations except for items stated in such certificate to be incomplete or not in conformity with such requirements.

3.4      REPRESENTATIVES.

     Each party authorizes the other to rely in connection with their respective rights and obligations under this Article III upon approval and other actions on the party's behalf by Landlord's Representative in the case of Landlord or Tenant's Representative in the case of Tenant or by any person designated in substitution or addition by notice to the party relying.

                                   ARTICLE IV
                                      RENT

4.1      RENT.

     Tenant agrees to pay rent to Landlord without any offset or reduction whatever (except as made in accordance with the express provisions of this lease), equal to 1/12th of the Annual Rent in equal installments in advance on the first day of each calendar month included in the Term; and for any portion of a calendar month at the beginning or end of the Term, at the proportionate rate payable for such portion, in advance.

4.2      OPERATING COSTS:  ESCALATION.

     Tenant's proportionate share of the Annual Estimated Operating Costs shall be determined by multiplying Annual Estimated Operating Costs by a fraction, the numerator of which is the Rentable Floor Area of Tenant's Space, and the denominator of which is the Total Rentable Floor Area of the Building.

     With respect to the First Fiscal Year for Tenant's Paying Operating Cost Escalation, or fraction thereof, and any fiscal year or fraction thereof thereafter, Tenant shall pay to Landlord, as additional rent, Operating Cost Escalation (as defined below), if any, on or before the thirtieth (30th) day following receipt by Tenant of Landlord's Statement (as defined below). As soon as practicable after the end of each Fiscal Year ending during the Term and after Lease termination, Landlord shall render a statement ("Landlord's Statement") in reasonable detail and according to generally accepted accounting practices certified by Landlord and showing for the preceding Fiscal Year or fraction thereof, as the case may be, Landlord's Operating Costs, excluding the cost of correcting defects in the original construction of the Building; Salaries of officers and executives of the Landlord not connected with the operation of the Building; The initial cost of tools and equipment used in the operation of the Property; Depreciation and amortization except as permitted below; Costs relating to Tenant's alterations; Interest on indebtedness and ground rent payable under ground leases; Advertising costs, brokerage commissions and legal costs in connection with the negotiation or enforcement of other leases; Costs for which the Landlord, by the terms of this Lease or any other lease, makes a separate charge and the cost of providing free rent, fit-up costs and other concessions to other tenants; Capital expenditures not intended to reduce Operating costs; Management fees payable to affiliates of Landlord which are not consistent with fees for similar services payable to independent third party managers by owners of similar buildings in the Nashua area;

     BUT INCLUDING, without limitation: real estate taxes on the Building and Lot; installments and interest on assessments for public betterments or public improvements which shall be amortized; expenses of any proceedings for abatement of taxes and assessments (provided Tenant benefits proportionately from any abatement resulting from such proceedings) with respect to any fiscal year or fraction of a fiscal year; premiums for insurance; fees payable to third parties for annual financial audits of Landlord's Operating Costs; compensation and all fringe benefits, worker's compensation insurance premiums and payroll taxes paid by Landlord to, for or with respect to all persons engaged in the operating, maintaining, or cleaning of the Common Areas of the Building and Lot; all utility charges not billed directly to tenants by Landlord or the utility; payments to independent contractors under service contracts for cleaning of the Common Areas, operating, managing, maintaining and repairing the Building and Lot (which payments may be to affiliates of Landlord provided the same are at reasonable rates consistent with the type of occupancy and the services rendered) rent paid by the managing agent or imputed cost equal to the loss of rent by Landlord for making available to the managing agent space for a Building office on the ground floor or above; if the Building shares common areas or facilities with another building or buildings, the Buildings' pro rata share (as reasonably determined by Landlord) of the cost of cleaning, operating, managing (including the cost of the management office for such buildings and facilities), maintaining and repairing such common areas and facilities; and all other reasonable and necessary expenses paid in connection with the cleaning, operating, managing, maintaining and repairing of the Building and Lot, or either, and properly chargeable against income, it being agreed that if the improvement for which Tenant is charged an escalation is a new or replacement capital item for the purpose of reducing Landlord's Operating Costs, the cost thereof as reasonably amortized by Landlord, with interest at the average prime commercial rate in effect from time to time at the three largest national banks in Boston, Massachusetts on the unamortized amount, shall be included in Landlord's Operating Costs. Landlord's Statement shall also show the average number of square feet of the Building which were occupied for the preceding fiscal year or fraction thereof.

     "Operating Cost Escalation" shall be equal to the difference, if any, between Landlord's Operating Costs during the Base Year (calendar year 1995) and the Landlord's Operating Costs in subsequent years, multiplied by a percentage reflecting the ratio which the square footage of the Premises bears to the square footage of the building.

     Tenant shall have the right at its expense and upon 30 days prior written notice to audit the Landlord's calculations of Operating Cost Escalation. Tenant shall perform such Audit at Landlord's or Managing Agent's Offices during normal business hours.

     If the management fee is reduced by reason of a tenant's default in the payment of Annual Rent or additional rent, Landlord shall reduce the Annual Estimated Operating Costs by the amount of such reduction in the management fee. In case of special services which are not rendered to all areas on a comparable basis, the proportion allocable to the Premises shall be the same proportion which the Rentable Floor Area of Tenant's Space bears to the total rentable floor area to which such service is so rendered (such latter area to be determined in the same manner as the Total Rentable Floor Area of the Building).

     The term "real estate taxes" as used above shall mean all taxes of every kind and nature assessed by any government authority on the Lot, the Building and improvements, or both, which the Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Lot, the Building and improvements, or both, subject to the following: There shall be excluded from such taxes all income taxes, excess profits taxes, excise taxes, franchise taxes, and estate, succession, inheritance and transfer taxes, provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Lot, Building, and improvements, or both, or a federal, state, county, municipal or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term "real estate taxes".

     Notwithstanding any other provision of this Section 4.2, if the Term expires or is terminated as of a date other than the last day of a fiscal year, then for such fraction of a fiscal year at the end of the Term, Tenant's last payment to Landlord under this Section 4.2 shall be made on the basis of Landlord's best estimate of the items otherwise includable in Landlord's Statement and shall be made on or before the later of (a) 10 days after Landlord delivers such estimate to Tenant or (b) the last day of the Term, with an appropriate payment or refund to be made upon submission of Landlord's Statement.

     Tenant shall not be required to reimburse Landlord for Operating Costs and Real Estate Taxes except to the extent that they exceed the Operating Cost Base and the Real Estate Tax Base, respectively, as defined in Exhibit B.

4.3      ESTIMATED ESCALATION PAYMENTS.

     If, with respect to any fiscal year or fraction thereof during the Term, Landlord estimates that Tenant shall be obligated to pay Operating Cost Escalation, then Tenant shall pay, as additional rent, on the first day of each month of such fiscal year and each ensuing fiscal year thereafter, Estimated Monthly Escalation Payments equal to 1/12th of the estimated Operating Cost Escalation for the respective fiscal year, with an appropriate additional payment or refund to be made within 30 days after Landlord's Statement is delivered to Tenant. Landlord may adjust such Estimated Monthly Escalation Payment from time to time and at any time during a fiscal year, and Tenant shall pay, as additional rent, on the first day of each month following receipt of Landlord's notice thereof, the adjusted Estimated Monthly Escalation Payment.

4.4      CHANGE OF FISCAL YEAR.

     Landlord shall have the right from time to time to change the periods of accounting under Section 4.2 to any annual period other than a fiscal year, and upon any such change all items referred to in this Section 4.4 shall be appropriately apportioned. In all Landlord's Statements rendered under this
Section 4.4, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of a Landlord's Statement shall be included therein on the basis of Landlord's estimate, and with respect thereto Landlord shall render promptly after determination a supplemental Landlord's Statement, and appropriate adjustment shall be made according thereto. All Landlord's Statements shall be prepared on an accrual basis of accounting.

4.5      PAYMENTS.

     All payments of Annual Rent and additional rent shall be made to Managing Agent, or to such other person as Landlord may from time to time designate in writing. If any installment of Annual Rent or additional rent or on account of leasehold improvements is paid more than 5 days after the due date thereof, at Landlord's election, it shall bear interest at a rate equal to the average prime commercial rate from time to time established by the three largest national banks in Boston, Massachusetts plus 4% per annum from such due date, which interest shall be immediately due and payable as further additional rent.

                                    ARTICLE V
                              LANDLORD'S COVENANTS


5.1      LANDLORD'S COVENANTS DURING THE TERM.

     Landlord covenants during the Term:

     5.1.1 Building Services - To furnish, through Landlord's employees or independent contractors, the services listed in Exhibit D;

     5.1.2 Additional Building Services - To furnish, through Landlord's employees or independent contractors, reasonable additional Building operation services upon reasonable advance request of Tenant at equitable rates from time to time established by Landlord to be paid by Tenant;

     5.1.3 Repairs - Except as otherwise provided in Article VII, to make such repairs to the roof, exterior walls, floor slabs, common areas, electrical, plumbing, HVAC Systems, parking lots, access roads, landscaping and site improvements, other structural components and common facilities of the Building as may be necessary to keep them in first-class operating condition; and

     5.1.4 Quiet Enjoyment - That Landlord has the right to make this Lease and that Tenant on paying the rent and performing its obligations hereunder, shall peacefully and quietly have, hold and enjoy the Premises throughout the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject however to all the terms and provisions hereof.

     5.1.5 Insurance - Landlord shall maintain insurance on the Building sufficient to permit its restoration in the event of a casualty loss.

     5.1.6 Landlord's Indemnification Obligation - Landlord hereby indemnifies and holds Tenant harmless from and against any and all claims, demands, liabilities and expenses, including reasonable attorney's fees, arising from the negligence or wrongful act of Landlord or its agents, employees or contractors or from any material breach by Landlord of this Lease, provided that Landlord's obligations under this subparagraph shall not be effective to the extent such claims, demands, liabilities or expenses (I) arise out of or relate to the negligence or wrongful act of Tenant, its agents, employees or contractors or the material breach of this Lease by Tenant; or (II) relate to losses typically covered by casualty insurance. In the event any action or proceeding shall be brought against Tenant by reason of any such indemnified claim, Landlord shall defend the same at Landlord's expense by counsel reasonably satisfactory to Tenant; Tenant expressly agrees that Landlord's insurance counsel shall be satisfactory, Landlord may participate in any such action or proceeding through counsel employed at its own expense.

5.2      INTERRUPTIONS.

     Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from power losses or shortages or from the necessity of Landlord's entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building or Lot, so long as Landlord makes diligent efforts to remedy any such interruptions. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any service or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefore, nor except as expressly otherwise provided in Article VII, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises. Landlord shall use reasonable efforts in case of power losses or shortages to restore the services required to be provided under this Lease. However, Landlord agrees to use its best efforts to diligently remedy the situation and minimize the disruption to Tenant's business.

     Landlord reserves the right to stop any service or utility system when necessary by reason of accident or emergency or until necessary repairs have been completed. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

     Landlord also reserves the right to institute such policies, programs and measures as may be necessary, required or expedient for the conservation or preservation of energy or energy services or as may be necessary or required to comply with applicable codes, rules, regulations or standards.

                                   ARTICLE VI
                               TENANT'S COVENANTS

6.1      TENANT'S COVENANTS DURING THE TERM.

     Tenant covenants during the term and such further time as Tenant occupies any part of the Premises:

     6.1.1 Tenant's Payments - To pay when due (a) all Annual Rent and additional rent, (b) all taxes which may be imposed on Tenant's personal property in the Premises (including, without limitation, Tenant's fixtures and equipment) regardless to whomever assessed, (c) all charges by public utilities for telephone and other utility services (including service inspections therefor) rendered to the Premises not otherwise required hereunder to be furnished by Landlord without charge and not consumed in connection with any services required to be furnished by Landlord without charge and not consumed in connection with any services required to be furnished by Landlord without charge, and (d) as additional rent, all charges to Landlord for services rendered pursuant to Section 5.1.2 hereof;

      6.1.2 Repairs and Yielding Up - Except as otherwise provided in Article VII and Section 5.1.3, to keep the Premises in good order, repair and condition, reasonable wear only excepted; and at the expiration or termination of this Lease peaceably to yield up the Premises and all changes and additions therein in such order, repair and condition, first removing all goods and effect of Tenant and any items, the removal of which is required by agreement or specified herein to be removed at Tenant's election and which Tenant elects to remove, and repairing all damage caused by such removal and restoring the Premises and leaving them clean and neat;

      6.1.3 Occupancy and Use - Continuously from the Commencement Date, to use and occupy the Premises only for the Permitted Uses; not to insure or deface the Premises, Building, or Lot; and to permit in the Premises any use thereof which is improper, offensive, contrary to law or ordinances, or liable to create a nuisance or to validate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building; not to dump, flush, or in any way introduce any hazardous substances or any other toxic substances into the septic, sewage or other waste disposal system serving the Premises, not to generate, store or dispose of hazardous substances in or on the Premises or dispose of hazardous substances from the Premises to any other location without the prior written consent of Landlord and then only in compliance with the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. ss.6901 et seq., and all other applicable laws, ordinances and regulations; to notify Landlord of any incident which would require the filing of a notice under applicable federal, state, or local law; not to store or dispose of hazardous substances on the Premises without first submitting to Landlord a list of all hazardous substances and all permits required therefor and thereafter providing to Landlord on an annual basis Tenant's certification that all such permits have been renewed with copies of such renewed permits; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health, and other codes, regulations, ordinances or laws applicable to the Premises. "Hazardous substances" as used in this paragraph shall mean "hazardous substances" as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended,

42 U.S.C. ss.9601 and regulations adopted pursuant to said Act. To the best of Landlord's knowledge, a special permit was obtained to allow the Premises to be used for office use.

      6.1.4 Rules and Regulations - To comply with the Rules and Regulations set forth in Exhibit E and all other reasonable Rules and Regulations hereafter made by Landlord, of which Tenant has been given written notice, for the care and use of the Building and Lot and their facilities and approaches, it being understood that Landlord shall not be liable to Tenant for the failure of other tenants of the Building to conform to such Rules and Regulations; so long as such rules and regulations are enforced on a uniform and non-discriminating basis.

      6.1.5 Safety Appliances - To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant (as opposed to matters which apply to the Building as a whole) and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses;

      6.1.6 Assignment and Subletting - Except to a subsidiary or affiliate, not without the prior written consent of Landlord to assign this Lease, to make any sublease, or to permit occupancy of the Premises or any part thereof by any other other than Tenant or American Express voluntarily or by operation of law (it being understood that in no event shall Landlord consent to any such assignment, sublease or occupancy if the same is on terms more favorable to the successor occupant than to the then occupant); as additional rent, to reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting; no assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee); no consent to any of the foregoing in a specific instance shall operate as a waiver in any subsequent instances. Landlord's consent to any proposed assignment or subletting is required both as to the terms and conditions thereof, and as to the credit worthiness of the proposed assignee or subtenant and the consistency of the proposed assignee's or subtenant's business with other uses and tenants in the Building. Landlord's consent to assignment or subletting by Tenant shall not be unreasonably withheld, provided that Tenant is not then in default under this Lease it being understood if Landlord is marketing comparable space in the Building or in the building located at Trafalgar Square ("the Buildings") for lease, Tenant may not enter into any assignment or sublease or occupancy agreement with a third party the terms of which require payments of Annual Rent and Additional Rent less than the Annual Rent rate then being quoted by Landlord for comparable space in the Buildings for lease. Tenant, upon Landlord's prior written consent, may enter into any assignment or sublease or occupancy agreement with a third party the terms of which shall require payments of Annual Rent and Additional Rent to be no less than seventy-five (75%) of the Annual Rent rate Landlord would lease comparable space in the Buildings. In the event that any assignee or subtenant pays to Tenant any amounts in excess of the Annual Rent and additional rent then payable hereunder, or pro rata portion therefor on a square footage basis for any portion of the Premises, Tenant shall promptly pay said excess to Landlord as and when received by Tenant. If Tenant requests Landlord's consent to assign this Lease or sublet more than 25% of the Premises other than a subsidiary or wholly-owned entity of Tenant, Landlord shall have the option, exercisable by written notice to Tenant given within 10 days after receipt of such request, to terminate this Lease with respect to the space to be assigned or sublet as of a date specified in such notice which shall not be less than 30 or more than 60 days after the date of such notice. The foregoing provisions shall not apply to any space which the Tenant, before attempting to sublease, offers to the Landlord in return for cancellation of this Lease with respect to that space, except that any payments by subtenants in excess of the Annual Rent and additional rent shall be paid to Landlord as set forth above.

      6.1.7 Tenant's Indemnification Obligation - Tenant hereby indemnifies and holds Landlord harmless from and against all claims, demands, liabilities and expenses, including reasonable attorney's fees, arising from the negligence or wrongful act of Tenant or its agents, employees or contractors or from any material breach by Tenant of this Lease, provided that Tenant's obligations under this subparagraph shall not be effective to the extent such claims, demands, liabilities or expenses (i) arise out of or relate to the negligence or wrongful act of Landlord, its agents, employees or contractors or the material breach of this Lease by Landlord; or (ii) relate to losses typically covered by casualty insurance. In the event any action or proceeding shall be brought against Landlord by reason of any such indemnified claim, Tenant shall defend the same as Tenant's expense by counsel reasonably satisfactory to Landlord; Landlord expressly agrees that Tenant's insurance counsel shall be satisfactory. Tenant may participate in any such action or proceeding through counsel employed as its own expense.

      6.1.8 Tenant's Liability Insurance - To maintain public liability insurance on the Premises indemnifying Landlord and Tenant against all claims and demands for injury to or death of any person or damage to or loss of property, on the Premises or connected with the use, condition or occupancy of any thereof unless caused by the negligence of Landlord or its servants or agents, any act, fault or omission, or other misconduct of Tenant or its agents, contractors, licensees, sublessees or invites, in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1.1, and from time to time during the Term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes, and shall be written on the "Occurrence Basis," and to furnish Landlord with certificates thereof;

      6.1.9 Tenant's Liability Insurance - To keep all of Tenant's employees working in the Premises covered by worker's compensation insurance in statutory amounts and to furnish Landlord with certificates thereof;

      6.1.10 Landlord's Right of Entry - To permit Landlord and Landlord's agents entry: to examine the Premises at reasonable times and, if Landlord shall so elect, to make repairs or replacements; to remove, at Tenant's expense, any changes, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing; and to show the Premises to prospective tenants during the 12 months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times;

      6.1.11 Loading - Not to place Tenant's Property, as defined in Section 6.1.13, upon the Premises so as to exceed a rate of 50 pounds of live load per square foot and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such times as Landlord shall in each instance approve; Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other leased space in the Building shall be placed and maintained by Tenant in settings of cork, rubber, spring, or other types of vibration eliminators sufficient to eliminate such vibration or noise;

      6.1.12 Landlord's Costs - In case Landlord shall be made party to any litigation commenced by or against Tenant or by or against any parties in possession of the Premises or any part thereof claiming under Tenant, to pay, as additional rent, all costs including, without implied limitation, reasonable counsel fees incurred except in connection with a suit by Tenant or a party claiming under Tenant to enforce the provisions of this Lease by or imposed upon Landlord in connection with such litigation, and, as additional rent, also to pay all such costs and fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease;

      6.1.13 Tenant's Property - All the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the Lot shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord unless due to the negligence of Landlord;

      6.1.14 Labor or Materialmen's Liens - To pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors; not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises; and immediately to discharge any such liens which may so attach;

      6.1.15 Changes or Additions - Not to make any changes or additions to the Premises without Landlord's prior written consent which approval will not be unreasonably withheld, provided that Tenant shall reimburse Landlord for all reasonable costs incurred by Landlord in reviewing Tenant's proposed changes or additions, and provided further that, in order to protect the functional integrity of the Building, all such changes and additions shall be performed by contractors approved by Landlord, which approval shall not be unreasonably withheld;

      6.1.16 Holdover - To pay to Landlord the greater of twice (a) the then fair market rent or (b) the total of the Rent and additional rent then applicable for each month or portion thereof Tenant shall retain possession of the Premises or any other thereof after the termination of this Lease, whether by lapse of time or otherwise, and also to pay all damages sustained by Landlord of the right of re-entry provided in this Lease.

                                   ARTICLE VII
                               CASUALTY AND TAKING

7.1      CASUALTY AND TAKING.

      In case during the Term all or any substantial part of the Premises are damaged materially by fire or any other cause, or by action of the public authority in consequence thereof or are taken by eminent domain or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public authority resulting in the loss of use of a substantial portion of the premises, this Lease shall terminate at Landlord's election, which may be made, notwithstanding Landlord's entire interest may have been divested, by notice to Tenant within 30 days after the occurrence of the event giving rise to the election to terminate, which notice shall specify the effective date of termination which shall not be less than 30 nor more than 60 days after the date of notice of such termination. If in any such case the Premises are rendered unfit for use and occupation and the Lease is not terminated, Landlord shall notify Tenant within thirty days after the occurrence of such event whether or not Landlord will restore the Premises. If no such notice is given, or if Landlord states that it does not intend to restore the Premises, Tenant may thereafter terminate this Lease by notice to Landlord. If within such thirty days period Landlord gives notice that it will restore Landlord shall use due diligence (but in no event greater than 120 days) to put the Premises, or, in case of a taking, what may remain thereof (excluding any items installed or paid for by Tenant which Tenant may be required or permitted to remove) into proper condition for use and occupation to the extent permitted by the net award of insurance or damages available to Landlord, and a just proportion of the Annual Rent and additional rent according to the nature and extent of the injury shall be abated until the Premises or such remainder shall have been put by Landlord in such condition; and in case of a taking which permanently reduces the area of the Premises, a just proportion of the Annual Rent and additional rent shall be abated for the remainder of the Term and an appropriate adjustment shall be made to the Annual Estimated Operating Expenses. If such restoration is not completed within 180 days of the date of the occurrence of such event, the Tenant may terminate this Lease by notice to Landlord.

7.2      RESERVATION OF AWARD.

      Landlord reserves to itself any and all rights to receive awards made for damages to the Premises, Building or Lot and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public authority. Tenant hereby releases and assigns to Landlord all Tenant's rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for (i) movable trade fixtures installed by the Tenant or anybody claiming under Tenant, at its own expense or (ii) relocation expenses recoverable by Tenant from such authority in a separate action.

                                  ARTICLE VIII
                               RIGHTS OF MORTGAGEE

8.1      PRIORITY OF LEASE.

      This lease is and shall continue to be subject and subordinate to any presently existing mortgage or deed of trust of record covering the Lot or Building or both (the "mortgaged premises"). The holder of any such presently existing mortgage or deed of trust shall have the election to subordinate the same to the rights and interests of Tenant under this Lease exercisable by filing with the appropriate recording office a notice of such election, whereupon the Tenant's rights and interests hereunder shall have priority over such mortgage or deed of trust. Nothing contained herein shall be deemed to permit Landlord's holder or any third party to diminish the Tenant's right to quiet enjoyment pursuant to this Lease.

8.2      MORTGAGEE PROTECTION CLAUSE.

      Tenant agrees to give any Mortgagees and/or Trust/Deed Holders by Registered Mail, a copy of any Notice of Default served upon the Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of a Notice of Assignment of Rents and Leases, or otherwise) of the address of Such Mortgagees and/or Trust Deed Holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for the Lease; then the Mortgagees and/or Trust Deed Holders shall have sixty (60) days within which to cure such default or if such default cannot be cured within that time, then such additional time not to exceed 60 days, as may be necessary if within such original sixty (60) days, any Mortgagee and/or Trust Deed Holder has commenced and is diligently pursuing the remedies necessary to cure such default, (including but not limited to commencement or foreclosure proceedings, if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

                                   ARTICLE IX
                                     DEFAULT

9.1      EVENTS OF DEFAULT.

      If any default by Tenant continues after written notice, in case of Annual Rent, additional rent, Tenant Improvement Reimbursement or any other monetary obligation to Landlord for more than 10 days, or in any other case for more than 30 days and such additional time, if any, as is reasonably necessary to cure the default if the default is of such a nature that it cannot reasonably be cured in 30 days and Tenant diligently endeavors to cure such default; or if Tenant becomes insolvent, fails to pay its debts as they fall due, files a petition under any chapter of the U.S. Bankruptcy Code, 11 U.S.C. 101 et seq., as it may be amended (or any similar petition under any insolvency law of any jurisdiction), or if such petition is filed against Tenant; or if Tenant proposes any dissolution, or liquidation with creditors, makes an assignment or trust mortgage for benefit of creditors, or if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to any property of Tenant which is not discharged within 30 days; or if the leasehold hereby created is taken on execution or other process of law in any action against Tenant; then, and in any such case, Landlord and the agents and servants of Landlord may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter while such default continues and without further notice, at Landlord's election, do any one or more of the following: (1) give Tenant written notice stating that the Lease is terminated, effective upon the giving of such notice or upon a date stated in such notice, as Landlord may elect, in which event the Lease shall be irrevocably extinguished and terminated as stated in such notice without any further action, or (2) with or without process of law, in a lawful manner, enter and repossess the Premises as of Landlord's former estate, and expel the Tenant and those claiming through or under Tenant, and remove its and their effects, without being guilty of trespass, in which event the Lease shall be irrevocably extinguished and terminated at the time of such entry, or (3) pursue any other rights or remedies permitted by law. Any such termination of the Lease shall be without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and in the event of such termination Tenant shall remain liable under this Lease as hereinafter provided. Tenant hereby waives all statutory rights of redemption, if any to the extent such rights may be lawfully waived, and Landlord, without notice to Tenant, may store Tenant's effects and those of any person claiming through or under Tenant at the expense and risk of Tenant and, if Landlord so elects; may after reasonable written notice to Tenant sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from tenant, if any, and pay over the balance, if any, to Tenant.

9.2      TENANT'S OBLIGATIONS AFTER TERMINATION.

      In the event that this Lease is terminated under any of the provisions contained in Section 9.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the present value of total rent reserved for the residue of the Term over the rental value of the Premises for said residue of the Term. In calculating the rent reserved, there shall be included, in addition to the annual Rent and all additional rent, the value of all other consideration agreed to be paid or performed by Tenant for said residue. Tenant further covenants as an additional and cumulative obligation after any such ending to pay punctually to Landlord all the sums and perform all of the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant under the next foregoing covenant, Tenant shall be credited with any amount paid to Landlord as compensation as provided in the first sentence of this Section 9.2 and also with the net proceeds of any rents obtained by Landlord by reletting the Premises, after deducting all Landlord's expenses in connection with such reletting, including, without implied limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its sole judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

      So long as at least 12 months of the Term remain unexpired at the time of such termination, in lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 9.2, Landlord may by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 9.1, or is otherwise terminated for breach of any obligation of tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Annual Rent and additional rent accrued under Article IV in the 12 months ended next prior to such termination plus the amount of Annual Rent and additional rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section 9.2 up to the time of payment of such liquidated damages.

      Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, to less than the amount of the loss or damages referred to above.

                                    ARTICLE X
                                  MISCELLANEOUS

10.1     NOTICE OF LEASE.

      Upon request of either party, both parties shall execute and deliver, after the Term begins, a short form of this Lease in form appropriate for recording or registration, and if this Lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination.

10.2     SECTION OMITTED.

10.3     NOTICES FROM ONE PARTY TO THE OTHER.

      All notices required or permitted hereunder shall be in writing and addressed, if to the Tenant, at Tenant's Address or such other address as Tenant shall have the last designated by notice in writing to Landlord and, if to Landlord, at Landlord's Address or such other address as Landlord shall have last designated by notice in writing to the Tenant. Any notice shall have been deemed duly given if mailed to such address postage prepaid, registered or certified mail, return receipt requested, when deposited with the U.S. Postal Service, or if delivered to such address by hand, when so delivered.

10.4     BIND AND INURE.

      The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Landlord named herein and each successive owner of the Premises shall be liable only for the obligations accruing during the period of its ownership. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Premises but not upon other assets of Landlord. No individual partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Premises in pursuit of its remedies upon an event of default hereunder, and the general assets of the individual partners, trustees, stockholders, officers, employees or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant. The foregoing does not limit the indemnity obligation of the Landlord pursuant to
Section 5.1.6.

10.5     NO SURRENDER.

      The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

10.6     NO WAIVER, ETC.

      The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or, with respect to such failure of Landlord, any of the Rules and Regulations referred to in Section 6.1.4, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation, nor shall the failure of Landlord to enforce any of said Rules and Regulations against any other tenant in the Building be deemed a waiver of any such Rules or Regulations. The receipt of Landlord of Annual Rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach by Landlord, unless such waiver be in writing and signed by Landlord. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as waiver or consent to or of any other breach of the same or any other agreement or duty.

10.7     NO ACCORD AND SATISFACTION.

      No acceptance by Landlord of a lesser sum than the Annual Rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

10.8     CUMULATIVE REMEDIES.

      The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

10.9     LANDLORD'S RIGHT TO CURE.

      If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but shall not be obligated, to enter upon the Premises at reasonable times upon reasonable notice and to perform such obligation, notwithstanding the fact that no specific provisions for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate of 4% per annum in excess of the then average prime commercial rate of interest being charged by the three largest national banks in Boston, Massachusetts) and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any of its rights or releasing Tenant from any of its obligations under this Lease

10.10    ESTOPPEL CERTIFICATE.

      Tenant agrees, from time to time, upon not less than 15 days' prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect; that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Annual Rent and additional rent and to perform its other covenants under this Lease; that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications, and, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail); and the dates to which the Annual Rent, additional rent and other charges have been paid. Any such statement delivered pursuant to this
Section 10.10 shall be in a form reasonably acceptable to and may be relied upon by an prospective purchaser or mortgagee of the premises which include the Premises or any prospective assignee of any such mortgagee.

10.11    WAIVER OF SUBROGATION.

      Any insurance carried by either party with respect to the Premises and property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrences of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such clause or endorsement to the extent of the indemnification received thereunder.

10.12    ACTS OF GOD.

      In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time," and such time shall be deemed to be extended by the period of such delay, however, in no case will such delay exceed a period of one (1) year.

10.13    BROKERAGE.

      Tenant agrees to defend, indemnify and save Landlord harmless from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by a broker or agent, other than Hunneman Real Estate Corporation and Corporate Properties, Ltd. with respect to Tenant's dealings in connection with this Lease.

      Landlord agrees to pay any commissions or other charges of Hunneman Real Estate Corporation and Corporate Properties, Ltd.

10.14    SUBMISSION NOT AN OFFER.

      The submission of a draft of this Lease or a summary of some or all of its provisions does not constitute an offer to lease or demise the Premises, it being understood and agreed that neither Landlord nor Tenant shall be legally bound with respect to the leasing of the Premises unless and until this Lease has been executed by both Landlord and Tenant and a fully executed copy has been delivered to each of them.

10.15    APPLICABLE LAW AND CONSTRUCTION.

      This Lease shall be governed by and construed in accordance with the laws of the State of New Hampshire. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall be declared invalid or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Lease and their application to persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties, and in the place of such invalid or unenforceable provision, there shall be substituted a like, but valid and enforceable provision which comports to the findings of the aforesaid court and most nearly accomplishes the original intention of the parties.

      There are no oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant.

      The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease.

      Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one Tenant, the obligations imposed by this Lease upon Tenant shall be joint and several.

                                   ARTICLE XI
                                SECURITY DEPOSIT


                                [ARTICLE OMITTED]



                                   ARTICLE XII
                                    APPROVALS

TENANT ACKNOWLEDGES THAT TENANT'S BOARD OF DIRECTORS HAS APPROVED THIS LEASE AS EVIDENCED THEREOF BY EXHIBIT F.

EXECUTED as a sealed instrument in three or more counterparts on the day and year first written above.


                            LANDLORD:  SUN LIFE ASSURANCE COMPANY OF CANADA (US)

                                       By:  /s/
                                       -----------------------------------------


                                       By:  /s/
                                       -----------------------------------------

                             TENANT: NASHUA CORPORATION


                                       By:  /s/ William Luke
                                          --------------------------------------

                                    Name:       William Luke
                                          --------------------------------------
                                                     (please print or type)

                                    Title:    Vice President & CFO
                                           -------------------------------------
                                                     (please print or type)


                                            A COPY OF TENANT'S CORPORATE
                                            AUTHORIZATION FOR SUCH EXECUTION IS
                                            ATTACHED HERETO.

                                            Exhibit A

                                            Nashua Corporation

                                            Approximately 17,102 r.s.f.






                                  [FLOOR PLAN]





         Second Floor
                            11 Trafalgar Square
                            Nashua, NH

                            Cross hatched for
                            Location purposes
                            Only

                                    EXHIBIT B

                                 RIDER TO LEASE

                                     BETWEEN

                    SUN LIFE ASSURANCE COMPANY OF CANADA (US)

                                       AND

                               NASHUA CORPORATION

The following provisions are incorporated as an integral part of the captioned Lease.

1.   ANNUAL RENT INCREASE

         The Annual Rent for years six (6) through ten (10) shall increase to $15.00/RSF effective the first day of the sixty-first (61st) month of lease term.


2.   BASE FOR ANNUAL OPERATING AND REAL ESTATE TAX EXPENSES

         The Operating Expense Base included in the Annual Rent will be the actual operating expenses for calendar year 1995. The Real Estate Tax Base included in the Annual Rent will be the actual taxes paid for Tax Year April 1, 1995 - March 31, 1996.


3.   LEASEHOLD IMPROVEMENTS

         Landlord agrees to provide Tenant with an allowance of up to $20.00 per rentable square foot of Tenant's premises ($342,040) to be applied toward the cost of Leasehold Improvements and $38,000 to be applied toward architectural and engineering costs to prepare the Complete Plans. Such allowance is contingent upon Landlord's review of Tenant's audited financial statements.

4.   OPTION TO EXTEND TERM

         Tenant is given the option to extend the term on all provisions contained in this Lease, except for the Annual Rent, for two five (5) year periods ("Extended Term") following expiration of the Lease term by giving written notice of exercise of the Option ("Option Notice") to Landlord at least two hundred seventy (270) days before the expiration of the Original Lease Term and First Extended Term provided that this Lease is in full force and effect and that Tenant has not been in default under the terms of this Lease whereby Tenant has not cured such default within the allotted cure period at any time during the Original Term or Extended Term or on the date of Tenant giving the Option Notice, the Option Notice shall be ineffective, or if Tenant is in default on the day the Extended Term (s) is to commence, without reasonable assurances such default will be cured, within the allotted cure period. The Extended Term(s) shall not commence and this Lease shall expire at the end of the Lease Term.

                                                                       Exhibit B
                                                                     Page 2 of 3


         The parties shall have ninety (90) days after Landlord receives the Option Notice in which to agree on the Annual Rent during the Extended Term. If the parties agree on the Annual Rent during that period, they shall immediately execute an amendment to this Lease stating the Annual Rent.

         In the event the Landlord and Tenant are unable to agree on the Annual Rent for the Extended Term, then within fifteen (15) days the parties shall make application to the President of the local Chapter of the American Institute of Appraisers, or its successor having jurisdiction over the city, who shall appoint an independent appraiser to determine fair market Annual Rent and whose sole determination shall be final.

         Under no circumstances, whether the Annual Rent for the Extended Term is agreed by the parties or determined by appointed appraiser, shall the Annual Rent for the Extended Term be reduced below the previous Annual Rent.

         The expense of the appointed appraiser shall be borne equally by the Landlord and Tenant. All such appraisers shall be disinterested persons who have had at least ten (10) years experience in appraising commercial real estate in the state.

         Landlord agrees to provide Tenant with an allowance up to $75,000 for painting and carpeting the Tenant's premises at the commencement of the First Extended Term.

5.   EXTERIOR SIGNAGE

         Tenant shall be permitted, at its sole cost and expense to install and maintain an appropriate sign on the Premises identifying Tenant subject to:

         a) The reasonable approval of Landlord as to location, quality, size and style provided that such sign may be located on the exterior of the Premises above the second floor.

         b) Limitations of applicable law. Tenant shall secure all permits necessary for the installation of such sign at its own cost and expense.

         Tenant also agrees to remove the signage at the end of the Lease Term or Extended Term (s) and the cost to restore the building facade to its original condition prior to installation of such signage shall be paid for by Tenant.

                                                                       Exhibit B
                                                                     Page 3 of 3

6.    SATELLITE DISH

         Tenant shall be permitted at its sole cost and expense to install and maintain a satellite dish on the roof of 11 Trafalgar Square subject to Landlord's approval as to exact location and size. Any reasonable expense incurred by Landlord in reviewing the location shall be immediately reimbursed to Landlord by Tenant (i.e., structural review). Tenant shall operate the equipment in accordance with all Federal, State, and Local regulations. Tenant shall remove the equipment at the end of the Lease Term or Extended Term(s) and the cost to repair any resulting damage to the roof shall be paid by Tenant.


7.   SELECTION OF CONTRACTOR, SUBCONTRACTOR

         Spaulding & Slye Construction Company, Inc., the Landlord's Contractor, shall act as General Contractor for the Leasehold Improvements provided its fees for such services shall not exceed those which are reasonable and customary for comparable services in Nashua, New Hampshire.

         Subcontractors to perform each type of work shall be the low qualified bidder selected from among three bidders for each type of work, tow of which bidders shall be selected by Landlord and one of which shall be selected by Tenant, provided that Tenant provides the names of such contractor to Landlord's Contractor before the Complete Plans are approved and further provided that Landlord's Contractor shall have approved such contractor as having met in Landlord's Contractor's reasonable judgements, the qualifications required in selecting the other contractor.

                                    EXHIBIT D
                               LANDLORD'S SERVICES

         I.       CLEANING

                  A.     GENERAL
                         1. All cleaning work will be performed between 5:30
                  p.m. and 12 midnight, Monday through Friday, unless otherwise necessary for stripping, waxing, etc.
                         2. Abnormal waste removal (e.g., computer installation
                  paper, bulk packaging, wood or cardboard crates, shall be Tenant's responsibility.

                  B.     DAILY OPERATIONS (5 TIMES PER WEEK)
                         1.    Tenant Areas
                            a. Empty and clean all waste receptacles; wash
                               receptacles as necessary.
                            b. Vacuum all rugs and carpeted areas.
                            c. Empty, damp-wipe and dry all ashtrays.
                         2.    Lavatories
                            a. Sweep and wash floors with disinfectant.
                            b. Wash both sides of toilet seats with
                               disinfectant.
                            c. Wash all mirrors, basins, bowls, urinals.
                            d. Spot clean toilet partitions.
                            e. Empty and disinfect sanitary napkin disposal
                               receptacles.
                            f. Refill toilet tissue, towel, soap, and sanitary
                               napkin dispensers.
                         3.    Public Areas
                            a. Wipe down entrance doors and clean glass
                               (interior and exterior).
                            b. Vacuum elevator carpets and wipe down doors and
                               walls.
                            c. Clean water coolers.

                  C.     OPERATIONS AS NEEDED (BUT NOT LESS THAN EVERY OTHER
                         DAY)
                         1.    Tenant and Public Areas
                            a. Buff all resilient floor areas and vacuum all
                  carpeted areas.

                  D.     WEEKLY OPERATIONS
                         1.    Tenant Areas, Lavatories, Public Areas
                            a. Hand-dust and wipe clean all horizontal
                               surfaces with treated cloths to include
                               furniture, office equipment, window sills, door ledges, chair rails, baseboards, convertor tops, etc., within normal reach.
                            b. Remove finger marks from private entrance doors,
                               light switches, and doorways.
                            c. Sweep all stairways.

                  E.     MONTHLY OPERATIONS
                         1.    Tenant and Public Areas
                            a. Thoroughly vacuum seat cushions on chairs,
                               sofas, etc.
                            b. Vacuum and dust grillwork.
                         2.    Lavatories
                            a. Wash down interior walls and partitions.

                  F. AS REQUIRED AND WEATHER PERMITTING, BUT NOT LESS FREQUENTLY THAN TWICE A YEAR
                         1.    Entire Building
                            a. Clean inside of all windows.
                            b. Clean outside of all windows.

                  G.     YEARLY
                         1.    Tenant and Public Areas
                            a. Strip and wax all resilient tile floor areas.

         II.      HEATING, VENTILATING, AND AIR CONDITIONING

                  1. Heating, ventilating, and air conditioning, (hereinafter called "HVAC") as required to provide reasonably comfortable temperatures for normal business day occupancy (excepting holidays); Monday through Friday from 8:00 a.m. to 6:00 p.m. and Saturday from 8:00 a.m. to 12:00 p.m. although Tenant may have access to the Premises at all times every day of the year.

                  2. If the Tenant shall require HVAC at any other time
             (hereinafter called "After Hours"), the Landlord shall furnish HVAC After Hours upon reasonable advance notice from the Tenant and the Tenant shall pay as Additional Rent the then established reasonable charges of the Landlord. In the event more than one tenant in the office building shall request After HVAC at the same time or times, the Landlord shall use their best efforts to pro-rate the charges therefore among all users.

                  3. The Landlord shall not be responsible if the normal
             operation of the office building HVAC system shall fail to maintain reasonable temperatures within the Tenant's Premises or any portion thereof: a. which shall have an electrical load in excess of five
             (5) watts per square foot of usable area for all purposes or which shall have a human occupancy factor in excess of one (1) person per one hundred (100) square feet of usable area; or b. because of any design or arrangement or partitioning or other improvements to the Tenant's Premises; or c. if the Tenant fails to cooperate with the Landlord at all times and abide by regulations and requirements which the Landlord may reasonably prescribe for the proper functioning and protection of the HVAC system.

                  4. The Tenant shall not use or permit the use of any portion of the Premises for the preparation of foods except for normal microwave use or the conduct of any other activity which would permit fumes or odors to enter the HVAC system.

                  5. Maintenance of any additional or special air conditioning equipment and the associated operating cost will be at Tenant's expense.

         III.     WATER
                  Hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes.

         IV.      ELEVATORS (if Building is Elevatored)
                  Elevators for the use of all tenants and the general public for access to and from all floors of the Building. Programming of elevators (including, but not limited to, service elevators) shall be as Landlord from time to time determines best for the Building as a whole.

         V.       RELAMPING OF LIGHT FIXTURES
                  Tenant will reimburse Landlord for the cost of lamps, ballasts and starters and the cost of replacing same within the Premises.

         VI.      CAFETERIA AND VENDING INSTALLATIONS
                         1. Any space to be used primarily for lunchroom or
                  cafeteria operation shall be Tenant's responsibility to keep clean and sanitary, it being understood that Landlord's approval of such use must be first obtained in writing. Landlord will provide trash removal and cleaning services similar to other areas of the Premises.

                         2. Vending machines or refreshment service
                  installations by Tenant must be approved by Landlord in writing and shall be restricted in use to employees and business callers. All cleaning necessitated by such installations shall be at Tenant's expense.

         VII.     ELECTRICITY

                         1. The Landlord will provide electrical energy for
                  lighting of both land and common areas as well as equipment necessary to provide services included in this Lease. Tenant electricity (lights and plugs) will be separately metered and use thereof will be the sole responsibility of the Tenant within the Tenant's Premises.

                         2. The Tenant covenants that at no time shall the use
                  of electrical energy in the Premises exceed the capacity of the existing feeders and wiring installations then serving the Premises. The Tenant shall not make any alterations in or additions to the wiring installations in the Premises or the size, type and number of business machines, office equipment or other appliances in or serving the Premises without prior written approval of the Landlord unless said machines, etc. are standard office equipment. Approval of the Landlord for such additions or alterations shall not be unreasonably withheld, provided the Tenant shall pay all costs of any additional risers or equipment required for such additional requirements and approval of the Landlord may be conditioned upon the Tenant's agreement to pay the Landlord, as Additional Rent, the cost of the additional electrical energy to be made available to the Premises and any other reasonable costs incurred by the Landlord in connection therewith.

                                    EXHIBIT E
                              RULES AND REGULATIONS

                  1. The entrances, lobbies, passages, corridors, elevators, halls, courts, sidewalks, vestibules, and stairways shall not be encumbered or obstructed by Tenant, Tenant's agents, servants, employees, licensees or visitors or used by them for any purposes other than ingress or egress to and from the Premises.

                  2. The moving in or out of all safes, freight, furniture, or bulky matter of any description shall take place during the hours which Landlord may determine from time to time. Landlord reserves the right to inspect all freight and bulky matter to be brought into the Building and to exclude from the Building all freight and bulky matter which violates any of the Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord reserves the right to have Landlord's structural engineer review Tenant's floor loads on the Premises at Tenant's expense.

                  3. Tenant, or the employees, agents, servants, visitors or licensees of Tenant shall not at any time place, lease or discard any rubbish, paper, articles, or objects of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Building. No animals or birds shall be brought or kept in or about the Building. Bicycles shall not be permitted in the Building.

                  4. Tenant shall not place objects against glass partitions or doors or windows or adjacent to any common space which would be unsightly from the Building corridors or from the exterior of the Building and will promptly remove the same upon notice from Landlord.

                  5. Tenant shall not make noises, cause disturbances, create vibrations, odors or noxious fumes or use or operate any electric or electrical devices or other devices that emit sound waves or are dangerous to other tenants and occupants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, or with the operation of roads or highways in the vicinity of the Building, and shall not place or install any projections, antennae, aerials, or similar devices inside or outside of the Premises, without the prior written approval of Landlord.

                  6. Tenant may not (without Landlord's approval therefor, which approval will be signified of Tenant's Plans submitted pursuant to the Lease) and Tenant shall not permit or suffer anyone to: (a) cook in the Premises; (b) place vending or dispensing machines of any kind in our about the Premises; (c) at any time sell, purchase or give away, or permit the sale, purchase, or gift of food in any form except as set forth in Exhibit D.

                  7. Tenant shall not: (a) use the Premises for lodging, manufacturing or for any immoral or illegal purposes; (b) use the Premises to engage in the manufacture or sale of, or permit the use of spirituous, fermented, intoxicating or alcoholic beverages on the Premises; (c) use the Premises to engage in the manufacture or sale of, or permit the use of, any illegal drugs on the Premises.

                  8. No awning or other projections shall be attached to the outside walls or windows. No curtains, blinds, shades, screens or signs other than those furnished by Landlord shall be attached to, hung in, or used in connection with any window or door of the Premises without prior written consent of Landlord.

                  9. No signs, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the Premises if visible from outside of the Premises other than what is set forth on Exhibit B. Interior signs on doors shall be painted of affixed for

         Tenant by Landlord or by sign painters first approved by Landlord at the expense of Tenant and shall be of a size, color and style acceptable to Landlord.

                  10. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability for offices, and upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

                  11. Door keys for doors in the Premises will be furnished at the Commencement of the Lease by Landlord. Tenant shall not affix additional locks on doors and shall purchase duplicates keys only from Landlord. In the event of the loss of any keys so furnished by Landlord, Tenant shall pay to Landlord the cost thereof.

                  12. Tenant shall cooperate and participate in all security programs affecting the Building.

                  13. Tenant assumes full responsibility for protecting its space from theft, robbery, and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured.

                  14. Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Building, and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the Premises unless ordinarily embraced within the Tenant's use of the Premises as specified in its Lease. Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same. Peddlers, solicitors and beggars shall be reported to the Management Office.

                  15. Tenant shall not mark, paint, drill into, or in any way deface any part of the Building or Premises. No boring, driving of nails, or screws, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. Tenant shall not install any resilient tile or similar floor covering the Premises except with the prior written approval of Landlord. The use of cement or other similar adhesive material is expressly prohibited.

                  16. Tenant shall not waste electricity or water and agrees to cooperate fully with Landlord to assure most effective operation of the Building's heating and air conditioning and shall refrain from attempting to adjust controls. Tenant shall keep corridor doors closed except when being used for access.

                  17. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.

                  18. Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, any work outside of their regular duties, unless under specific instructions from the office of the Managing Agent of the Building.

                  19. Tenant may request heating and/or air conditioning during other periods in addition to normal working hours by submitting its request in writing to the office of the Managing Agent of the Building no later than 2:00 p.m. the preceding work day (Monday through Friday) on forms available from the office of the Managing Agent. The request shall clearly state the start and stop hours of the "off-hour" service. Tenant shall submit to the Building Manager a list of personnel authorized to make such request. The Tenant shall be charged for such operation in the form of additional rent; such charges are to be determined by the Managing Agent and shall be fair and reasonable and reflect the additional operating costs involved.

                  20. Tenant shall submit to Landlord on December 31 of each year of the Term of this Lease a statement, certified by an authorized officer of Tenant, which contains the following information: name of all chemicals, gases, and hazardous substances, used, generated, or stored on the Premises; type of substance (liquid, gas, or granular); quantity used, stored or generated per year; method of disposal; permit number, if any, attributable to each substance, together with copies of all permits for such substances; and permit expiration date for each substance other than standard office supplies.

                        ASSISTANT SECRETARY'S CERTIFICATE


         I, Suzanne L. Ansara, hereby certify that:

         1. I am the Assistant Secretary of Nashua Corporation, a Delaware Corporation.

         2. The following is a true copy of a vote duly adopted by the Board of Directors of Nashua Corporation on October 28, 1994, which vote has not since been altered, amended or rescinded:


                  VOTED: that the lease of space in Nashua, New Hampshire at 11 Trafalgar Square, for a period of ten years at a base rate not to exceed $2,500,000 for the ten year period be, and the same hereby is, approved.


         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the said corporation this 15th day of December, 1994


                                        /s/ Suzanne L. Ansara
                                        ----------------------------------------
                                        Suzanne L. Ansara